Exhibit 10.15

TOTAL SYSTEM SERVICES, INC.

Board of Directors Compensation for Non-Employee Directors

Cash Compensation

Annual Board Retainer	$40,000

Annual Committee Member Retainers
Audit Committee	$15,000
Compensation Committee	$10,000
Corporate Governance and Nominating Committee	$7,500
Executive Committee	$10,000

Annual Committee Chair Retainers*
Audit Committee	$15,000
Compensation Committee	$10,000
Corporate Governance and Nominating Committee	$7,500
Executive Committee	$15,000

Annual Lead Director Retainer	$5,000

*	Note: The committee chair receives both an annual committee member retainer and an annual committee chair retainer.

Equity Compensation

An annual equity award with a fixed value of $20,000, with 50% awarded in the form of fully vested stock options and 50% in the form of fully vested shares